Exhibit 99.1

NEWS

Vista Gold Corp. to Receive $2.4 Million for 50% of Awak Mas Royalty from Exercise of Option

Denver, Colorado, April 30, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced that PT Masmindo Dwi Area (“PT Masmindo”) provided the necessary notice to Vista to exercise the option to cancel half of the Awak Mas net smelter return (“NSR”) royalty in consideration of a $2.4 million cash payment to Vista by May 8, 2020.

Vista holds an NSR royalty on the Awak Mas project in Indonesia. During 2019, Vista and PT Masmindo amended the original royalty agreement to allow PT Masmindo to make a $2.4 million payment to Vista by April 30, 2020 to cancel a 1% NSR on the first 1,250,000 ounces produced at Awak Mas and a 1.25% NSR on the next 1,250,000 ounces produced. The due date for this payment was subsequently amended to May 8, 2020. On April 29, 2020, PT Masmindo provided notice to Vista to exercise the option to cancel the related 1% NSR and 1.25% NSR upon making a payment of $2.4 million, which the Company expects to receive by May 8, 2020. Upon receipt of the $2.4 million payment, PT Masmindo will then have the right to cancel the remaining 1% NSR and 1.25% NSR for an additional payment of $2.5 million by April 30, 2021. If PT Masmindo does not make the $2.4 million payment by May 8, 2020, Vista will retain the full royalty interests and can pursue alternative monetization strategies.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “The notice provided by PT Masmindo to cancel 50% of the Awak Mas NSR royalty is another example of Vista’s priority to monetize non-core assets and to maintain Vista’s financial stability. When received, the $2.4 million payment will strengthen Vista’s balance sheet and provide an important source of working capital for the next twelve months. Looking ahead, should PT Masmindo choose to exercise the remainder of its option and cancel the other half of the Awak Mas NSR royalty, Vista could expect to receive an additional $2.5 million in twelve months.”

About Vista Gold Corp.

The Company is a gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia and as presently designed, is expected to be Australia’s 5th largest gold producer on an annual basis.

For further information, please contact the Company at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the receipt of the $2.4 million cash payment to be made to Vista by May 8, 2020 by PT Masmindo and any other future option payments for the Awak Mas project are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our assumption that PT Masmindo will make the $2.4 million cash payment when due; there are no changes to laws or regulations impacting mine development or mining activities, our assumptions with respect to the current economic conditions, the price of gold and current market conditions. When used in this press release, the words “expect,” “intend,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks relating to political and economic instability; changes to laws or regulations impacting mine development or mining activities, uncertainty regarding current economic conditions, the price of gold and current market conditions; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2020 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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